Exhibit 99.2

Edgewater Board of Directors Unanimously Rejects Unsolicited Proposal from AMERI

WAKEFIELD, Mass., November 10, 2015 – Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, today announced that its Board of Directors, in consultation with its independent financial and legal advisors, has unanimously determined that the unsolicited, all-stock proposal from AMERI Holdings, Inc. to acquire Edgewater for $8.50 per share, is grossly inadequate and not in the best interests of Edgewater’s shareholders.

“After a thorough review, the Edgewater Board believes that AMERI Holdings’ proposal substantially undervalues the Company,” said Edgewater Lead Independent Director Wayne Wilson. “Moreover, the Board firmly believes that Edgewater has strong standalone prospects and that continued execution of the Company’s strategic plan will deliver significant long-term value to Edgewater shareholders.”

Mr. Wilson added, “The Board and management are aligned around a clear strategy, focused on building on Edgewater’s unique position as a strategic and IT consultancy that specializes in delivering value-added services to clients across multiple and rapidly-evolving industries around the world. We have a strong platform in place, and continue to successfully expand and enhance our offerings through organic investment and a robust acquisition pipeline.”

Mr. Wilson concluded, “We are confident that we have the right strategy in place to deliver profitable growth and shareholder value.”

The Company also announced that it has filed preliminary consent revocation materials with the Securities and Exchange Commission in response to the preliminary consent solicitation statement filed on October 26, 2015 and amended on November 6, 2015 by Lone Star Value Investors, LP (“Lone Star”) through which Lone Star and others intend to solicit shareholder consents to remove certain directors from the Board and to implement certain other proposals regarding the Company.

Signal Hill Capital Group LLC is serving as Edgewater’s financial advisor and Hinckley, Allen & Snyder LLP and Jones Day are acting as legal counsel.

About Edgewater

Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, growth, performance, tax consequences or achievements to be materially different from any future results, levels of activity, growth, performance, tax consequences or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed below, as well as those further set forth under the heading “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K as filed with the SEC on March 2, 2015. The forward-looking statements included in this press release are related to future events or the Company’s strategies or future financial performance, including statements concerning the Company’s 2015 outlook, future revenue and growth, customer spending outlook, general economic trends, IT service demand, future revenue and revenue mix, utilization, new service offerings, significant customers, competitive and strategic initiatives, growth plans, potential stock repurchases, future results, tax consequences and liquidity needs. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “believe,” “anticipate,” “anticipated,” “expectation,” “continued,” “future,” “forward,” “potential,” “estimate,” “estimated,” “forecast,” “project,” “encourage,” “opportunity,” “goal,” “objective,” “could,” “expect,” “expected,” “intend,” “plan,” “planned,” “will,” “predict,” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans or assessments which are believed to be reasonable as of the date of this press release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by the Company; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2014 Annual Report on Form 10-K; (7) delays in, or the failure of, the Company’s sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with the Company or inability or unwillingness of clients to pay for the Company’s services, which may impact the Company’s accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide the Company’s services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) future proxy contests could be disruptive and costly, and the possibility that activist stockholders may wage proxy contests or gain representation on or control of the Board of Directors could cause disruption and/or uncertainty to the Company’s business, customer relationships and employee retention; (13) the failure of the marketplace to embrace advisory and product-based consulting services; (14) changes in the Company’s utilization levels; and/or (15) pending, threatened or future legal proceedings in connection with the unsolicited, all-stock proposal from AMERI Holdings, Inc. to acquire Edgewater for $8.50 per share. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Part I - Item IA “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015.

These factors may cause the Company’s actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements. Although the Company believes that the expectations in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as otherwise required, the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release to conform such statements to actual results.

Additional Information

In connection with the consent solicitation initiated by Lone Star Value Investors, LP, the Company will file a consent revocation statement and other documents regarding the Lone Star proposals with the SEC and will mail a consent revocation statement and a consent revocation card to each stockholder of record entitled to deliver a written consent with respect to the Lone Star proposals. STOCKHOLDERS ARE ENCOURAGED TO READ ANY CONSENT REVOCATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final consent revocation statement will be mailed to stockholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Edgewater at its website, www.edgewater.com, or 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880, Attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations in connection with the Lone Star proposals. Information concerning the Company’s participants is set forth in the proxy statement, dated April 22, 2015, for its 2015 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of consent revocations in connection with the Lone Star proposals and other relevant materials will be filed with the SEC when they become available.

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INVESTOR CONTACT:

Edgewater Technology, Inc.

Timothy R. Oakes

Phone: 781-246-6984

E-mail: toakes@edgewater.com

MEDIA CONTACT:

Sard Verbinnen & Co

Bryan Locke / Debbie Miller

Phone: (312) 895-4700

E-mail: blocke@sardverb.com / dmiller@sardverb.com